EXHIBIT 99.3

ITEM 7 (b). Pro-forma Consolidated Financial Information of Enliven Corporation (unaudited)

     As previously reported, on October 31, 2007 Enliven Marketing Technologies Corporation (“Enliven” or the “Company”) completed its acquisition of all of the outstanding partnership interests of Springbox, Ltd. (“Springbox”).

     Pursuant to a Purchase Agreement, dated as of October 18, 2007 by and among Springbox GP, LLC, the limited partners and Enliven, Enliven issued an aggregate of 714,286 shares of Enliven common stock to the partners of Springbox and paid $4,950,000 in cash, in exchange for all of the outstanding partnership interests of Springbox. In addition, the Company completed an equity offering on October 18, 2007, by issuing 15.7 million shares of common stock resulting in gross proceeds to the Company of $11 million. Approximately $5.0 million of the gross proceeds were used to acquire Springbox.

     The amount of cash payable by Enliven is subject to adjustment based on the net book value of Springbox as of the closing date of the acquisition and the subsequent receipt by Enliven of accounts receivable outstanding on the closing date of the acquisition. In addition, the sellers of Springbox are entitled to an additional contingent consideration based on defined future earnings (“EBITDA based earnout”). Enliven has the option to pay shares of common stock or the fair market value of such shares in order to satisfy any obligations pursuant to the earnout. For purposes of preparing pro-forma condensed consolidated financial statements included herein, we have assumed that there will be no purchase price adjustments related to net book value adjustments or payments under the EBITDA based earnout.

     Enliven has prepared pro forma financial information for the Springbox acquisition to combine the financial results of the Company with Springbox for the nine months ended September 30, 2007 and for the year ended December 31, 2006 as if the acquisition of Springbox had closed on January 1, 2006. Additionally, the following information presents pro forma Balance Sheet information as if the acquisition of Springbox and completion of the equity offering had occurred on September 30, 2007.

     The pro forma financial information is based on the historical consolidated financial statements of Enliven and the historical financial statements of Springbox and should be read in conjunction with such financial statements and accompanying notes. The purchase method of accounting was used to prepare the pro forma financial statements using estimated fair values of the assets and liabilities of Springbox at the date of the acquisition. The purchase accounting adjustments to reflect the assets and liabilities of Springbox were based upon management’s preliminary evaluation as of this filing and are subject to change pending final evaluation of fair values of the assets and liabilities, including intangible assets and deferred revenue, and such change could be materially different from amounts disclosed herein.

     The pro forma financial information does not purport to be indicative of either a) the results of operations which would have actually been obtained if the acquisition had occurred on the dates indicated, or b) the results of operations that will be reported in the future.

ENLIVEN MARKETING TECHNOLOGIES CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2007
(UNAUDITED)

	Enliven
	Marketing	Springbox,	Pro Forma		Pro Forma
	Technologies	LLC	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$1,531	$614	$6,000	(1,2)	$8,145
Marketable securities	1,725	-	-		1,725
Accounts receivable	4,345	1,426	-		5,771
Prepaid expenses and other current assets	679	15	-		694
Total current assets.	8,280	2,055	6,000		16,335
Restricted cash	591	-	-		591
Property and equipment, net	802	455	-		1,257
Goodwill	15,103	-	-		15,103
Intangible assets, net	3,779	-	4,096	(3)	7,875
Other assets	60	14	-		74
Total assets	$28,615	$2,524	$10,096		$41,235

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,527	$-	$-		$2,527
Accrued expenses	426	416	-		842
Deferred revenues	177	638	-		815
Current portion of notes payable	488	-	-		488
Accrued incentive compensation	545	-	-		545
Current liabilities related to discontinued operations	231		-		231
Total current liabilities	4,394	1,054	-		5,448
Deferred rent	160	-	-		160
Warrants to purchase common stock	1,877	-	-		1,877
Subordinated notes	2,529	-	-		2,529
Unicast notes	1,420	-	-		1,420
Total liabilities	10,380	1,054	-		11,434
Stockholders' equity:
Preferred stock	-	-	-		-
Common stock	83	190	(173)	(1,4)	100
Paid-in capital	312,157	-	11,549	(1,4)	323,706
Treasury stock at cost	(1,015)	-	-		(1,015)
Accumulated other comprehensive income	4	-	-		4
Retained earnings (accumulated deficit)	(292,994)	1,280	(1,280)	(4)	(292,994)
Total stockholders' equity	18,235	1,470	10,096		29,801
Total liabilities and stockholders' equity	$28,615	$2,524	$10,096		$41,235

ENLIVEN MARKETING TECHNOLOGIES CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2007
(UNAUDITED)

	Viewpoint	Springbox, LLC	Pro Forma	Pro Forma
	Corp.		Adjustments (2)	Combined
Revenues:
Advertising systems	$4,540	$-	$-	$4,540
Search	4,744	-	-	4,744
Services	2,353	4,106	-	6,459
Licenses	30	-	-	30
Total revenues	11,667	4,106	-	15,773

Cost of Revenues:
Advertising systems	2,715	-	-	2,715
Search	100	-	-	100
Services	1,737	1,994	-	3,731
Licenses	3	-	-	3
Total cost of revenues	4,555	1,994	-	6,549
Gross profit	7,112	2,112	-	9,224

Operating expenses:
Sales and marketing	3,635	-	-	3,635
Research and development	2,506	-	-	2,506
General and administrative	6,886	1,059	-	7,945
Depreciation	375	-	-	375
Amortization of intangible assets	640	-	1,048 (1)	1,688
Total operating expenses	14,042	1,059	1,048	16,149

Loss from operations	(6,930)	1,053	(1,048)	(6,925)

Other income (expense), net
Interest and other income; net	180	4	-	184
Interest expense	(606)	-	-	(606)
Changes in fair values of warrants to purchase common
stock and conversion options of convertible notes	(7)	-	-	(7)
Total other income (expense)	(433)	4	-	(429)
Loss before provision for income taxes	(7,363)	1,057	(1,048)	(7,354)
Provision for income taxes	45	24	-	69

Net loss applicable to common shareholders	$(7,408)	$1,033	$(1,048)	$(7,423)

Basic and diluted net loss per common share:
Net loss per common share	$(0.10)			$(0.08	) (3)

Weighted average number of shares outstanding	75,677		16,428 (3)	92,105

ENLIVEN MARKETING TECHNOLOGIES CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006
(UNAUDITED)

	Viewpoint	Springbox, LLC	Pro Forma	Pro Forma
	Corp.		Adjustments (2)	Combined
Revenues:
Advertising systems	$7,252	$-	$-	$7,252
Search	6,307	-	-	6,307
Services	3,470	3,120	-	6,590
Licenses	148	-	-	148
Total revenues	17,177	3,120	-	20,297

Cost of Revenues:
Advertising systems	4,176	-	-	4,176
Search	154	-	-	154
Services	2,337	1,268	-	3,605
Licenses	8	-	-	8
Total cost of revenues	6,675	1,268	-	7,943
Gross profit	10,502	1,852	-	12,354

Operating expenses:
Sales and marketing	5,892	-	-	5,892
Research and development	3,919	-	-	3,919
General and administrative	8,466	1,209	-	9,675
Depreciation	466	-	-	466
Amortization of intangible assets	570	-	1,397 (1)	1,967
Restructuring charges	92	-		92
Impairment of goodwill	10,655	-		10,655
Total operating expenses	30,060	1,209	1,397	32,666

Loss from operations	(19,558)	643	(1,397)	(20,312)

Other income (expense), net
Interest and other income; net	332	26	-	358
Interest expense	(926)	-	-	(926)
Changes in fair values of warrants to purchase common		-	-	-
stock and conversion options of convertible notes	515	-	-	515
Total other income (expense)	(79)	26	-	(53)
Loss before provision for income taxes	(19,637)	669	(1,397)	(20,365)
Provision for income taxes	78	-	-	78

Net loss applicable to common shareholders	$(19,715)	$669	$(1,397)	$(20,443)

Net loss per common share	$(0.30)			$(0.25	) (3)

Weighted average number of shares outstanding	66,610		16,428 (3)	83,038

Balance Sheet

The pro forma adjustments to the consolidated balance sheet reflect the following:

(1)	Viewpoint entered into a Securities Purchase Agreement with certain accredited investors, dated as of October 18, 2007, pursuant to which Viewpoint issued 15,714,000 shares of Viewpoint common stock in a private placement to such accredited investors at a purchase price of $0.70 per share (resulting in aggregate gross proceeds of $11,000,000).

Total proceeds	$11,000,000
Less Springbox purchase price and transaction costs	(5,000,000)
$6,000,000

(2)	Allocation of Purchase Price of Springbox

	Total	Cash
	Consideration	Consideration
Cash	$4,950,000	$4,950,000
Common Stock Issued	564,286
Transaction costs	50,000	50,000

Total purchase price	5,564,286	5,000,000
Allocation of purchase price to acquired assets and liabilities
Net working capital assets assumed	(999,330)
Non-current assets assumed	(469,087)
Fair value of intangible assets acquired	4,095,869

The purchase accounting adjustments to reflect fair value of assets and liabilities, including intangible assets and deferred revenue, was based on management’s evaluation as of this filing date and are subject to change pending final evaluation of the assets and liabilities, including intangible assets and deferred revenue. At this time, the net book value of tangible assets is estimated to approximate fair value.

(3)	To record the fair values for Springbox intangible assets.

(4)	To reflect the elimination of Springbox equity and the issuance of 714,286 shares of Enliven’s common stock (at a market price of $0.79 at the closing date of the acquisition based on a formula defined in the purchase agreement) and the issuance of 15,714,000 shares of Enliven’s common stock in the private placement for gross proceeds of approximately $11 million.

	Common	Paid-in	Accumulated
	stock	capital	deficit
	(in thousands)

Eliminate Springbox equity	$(190)	$-	$-
Issue Enliven equity	1	563	-
Equity offering	16	10,986
Eliminate Springbox retaining earnings	-	-	(1,280)
Total	$(173)	$11,549	$(1,280)

Statement of Operations

Income statement adjustments include:

1.	These intangible values included non-competition and employment agreements, trade name, and customer base. The intangible assets were determined to have a life of two to ten years.

Amortization expense was computed as follows:

	Preliminary Fair Value Allocation	Depreciable Life	Nine Months Ended September 30, 2007	Year Ended December 31, 2006

Non-competition and employment agreements	2,552,723	2	883,499	1,177,998
Trade name asset	1,265,660	10	94,925	126,566
Customer base asset	277,486	3	69,371	92,495

Amortization expense	4,095,869		1,047,795	1,397,060

2.	There were no transactions between Springbox and Enliven during 2006 or 2007 so there are no inter-company transactions to eliminate.

3.	The impact on per share amounts and weighted average number of shares outstanding was determined as follows (in thousands, except per share amounts):

	Nine Months Ended	Year Ended
	September 30, 2007	December 31, 2006
Weighted average shares outstanding
for the period	75,677	66,610
Shares issued in connection with
the Springbox acquisition	714	714
Shares issued in connection with the
Securities Purchase Agreement	15,714	15,714
	92,105	83,038

Proforma net loss per share amounts	$(0.08)	$(0.25)